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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

MANHATTAN BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-54116 (Commission File Number)	20-5344927 (IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

Registrant's telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

  Amendment to the Agreement and Plan of Merger and Reorganization

        On January 18, 2012, Manhattan Bancorp, a California corporation (the "Company") and its wholly-owned subsidiary, Bank of Manhattan, N.A., a national banking association ("Bank of Manhattan"), entered into a First Amendment to Agreement and Plan of Merger and Reorganization (the "Merger Agreement Amendment") with Professional Business Bank, a California chartered commercial bank ("PBB"), CGB Holdings, Inc., a Delaware corporation, and Carpenter Fund Manager GP, LLC, a Delaware limited liability company, which amends the Agreement and Plan of Merger and Reorganization dated November 21, 2011 (the "Merger Agreement") to clarify the intention of the parties that cash will be paid to shareholders of PBB in lieu of fractional shares upon the closing of the transactions contemplated by the Merger Agreement (the "Merger"). The amount of cash to be paid by the Company to each such shareholder will equal the book value per share of the common stock of the Company as of the last day of the month preceding the month in which the closing of the Merger occurs, multiplied by the fraction of a share of common stock of the Company that such shareholder would otherwise be entitled to receive under the Merger Agreement, in each case rounded to the nearest whole cent.

        The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

  Amendment to the Credit Agreement

        On January 18, 2012, the Company entered into a Second Amendment to Credit Agreement (the "Credit Agreement Amendment") with Carpenter Fund Management Company, LLC, as administrative agent (the "Agent"), and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as lenders (the "Lenders"), which amends the Credit Agreement dated as of July 25, 2011, as amended on November 21, 2011 (as amended, the "Credit Agreement").

        The Credit Agreement Amendment provides for the following changes to the Credit Agreement, which will take effect upon closing of the Merger: (1) an extension of the maturity date of the loans outstanding under the Credit Agreement from June 30, 2012 to September 15, 2012; (2) a reduction in the total tier one leverage capital ratio that must be maintained by the Company from 10% to 7%; (3) a reduction in the total risk based capital and tier one leverage capital ratios that must be maintained by Bank of Manhattan from 12% and 10% to 10% and 7%, respectively; and (4) the addition of a provision that will allow either the Company or the Agent (on behalf of the Lenders), at its option, to convert all or any portion of the unpaid principal balance of the loans outstanding under the Credit Agreement (not to exceed $4,000,000, in the aggregate) into shares of common stock of the Company, with the number of shares of common stock to be issued upon conversion to be equal to the quotient obtained by dividing (a) the principal amount to be so converted by (b) the Book Value Per Share of Manhattan Common Stock (as such term is defined in the Merger Agreement). This conversion option may be exercised prior to September 15, 2012 and at any time commencing on or after the earlier of (i) 10 business days after the closing of the rights offering to be conducted by the Company pursuant to the terms of the Merger Agreement after the closing of the Merger; or (ii) September 1, 2012.

        The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank.
10.1
Second Amendment to Credit Agreement, dated as of January 18, 2012, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP (Registrant)
January 20, 2012	By:	/s/ BRIAN E. CÔTÉ Brian E. Côté Executive Vice President and Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank.
10.1
Second Amendment to Credit Agreement, dated as of January 18, 2012, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS